UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.       )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐       Preliminary Proxy Statement
☐       Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑       Definitive Proxy Statement
☐       Definitive Additional Materials
☐       Soliciting Material Pursuant to sec. 240.141-11(c) or sec. 240.14a-12
CYBERONICS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:
N/A

(2)	Aggregate number of securities to which transaction applies:
N/A

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
N/A

(4)	Proposed maximum aggregate value of the transaction:
N/A

(5)	Total fee paid:
N/A

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:
N/A

(2)	Form, Schedule or Registration Statement No.
N/A

(3)	Filing Party:
N/A

(4)	Date Filed:
N/A

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Wednesday, September 28, 2005
Dear Stockholder:
      Notice is hereby given that the 2005 Annual Meeting of Stockholders of Cyberonics, Inc., a Delaware corporation, which will be held on Wednesday, September 28, 2005, at 10:00 a.m., central time, at our offices, 100 Cyberonics Boulevard, Houston, Texas. The annual meeting will be held for the following purposes:

1. To elect seven directors to serve for the following year and until their successors are duly elected;

2. To ratify the selection of KPMG LLP as the independent registered public accounting firm of Cyberonics for the fiscal year ending April 28, 2006; and

3. To transact such other business as may properly come before the meeting or any adjournments thereof.
      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.
      Only stockholders of record at the close of business on August 15, 2005 are entitled to notice of and to vote at the meeting. A list of stockholders will be available commencing August 15, 2005 and may be inspected at our offices during normal business hours prior to the annual meeting. The list of stockholders will also be available for your review at the annual meeting. In the event there are not sufficient votes for a quorum or to approve the foregoing proposes at the time of the annual meeting, the annual meeting may be adjourned in order to permit further solicitation of proxies.
      To assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the envelope enclosed for that purpose, even if you plan to attend the meeting. You may vote your shares in person even if you previously returned a proxy card.

Sincerely,

Robert P. Cummins
Chairman of the Board,
Chief Executive Officer and President
Houston, Texas
August 25, 2005
Important: Whether or not you plan to attend the meeting, please sign and return the enclosed proxy card as promptly as possible to ensure that your shares will be represented. If you attend the meeting, you may withdraw any previously submitted proxy and vote in person.

i

CYBERONICS, INC.
100 Cyberonics Boulevard
Houston, Texas 77058

PROXY STATEMENT

       These proxy materials are furnished to you in connection with the solicitation of proxies by the Board of Directors of Cyberonics, Inc. for use at our 2005 Annual Meeting of Stockholders. The meeting will be held at our offices, 100 Cyberonics Blvd., Houston, Texas 77058, on Wednesday, September 28, 2005, at 10:00 a.m., central time. This proxy statement and the enclosed proxy card are being mailed to stockholders beginning on or about August 25, 2005. Because many stockholders are unable to attend the meeting, our Board of Directors solicits proxies from our stockholders to ensure that each stockholder has an opportunity to vote on all matters scheduled to come before the meeting. We urge you to read carefully the material in this proxy statement.
ABOUT THE ANNUAL MEETING

Who sent me this proxy statement?
      Our Board of Directors sent you this proxy statement and proxy card. In addition to this solicitation by mail, our directors, officers and other employees may solicit proxies by telephone, Internet, facsimile, in person or otherwise. These people will not receive any additional compensation for assisting in the solicitation. We have retained the services of The Altman Group to aid in the solicitation of proxies from bankers, bank nominees and other institutional owners (and beneficial owners of shares held by brokerage firms). We estimate that we will pay The Altman Group a fee not to exceed $5,000 for its services and will reimburse The Altman Group for certain out-of-pocket expenses. We will also bear the entire cost of soliciting proxies, including the cost of the preparation, assembly, printing and mailing of this proxy statement, the proxy card, and any additional information furnished to our stockholders.

Why did I receive this proxy statement and proxy card?
      You received this proxy statement and proxy card from us because you owned our common stock as of August 15, 2005. We refer to this date as the record date. This proxy statement contains important information for you to consider when deciding whether to vote for the election of directors. Please read this proxy statement carefully.

What is a proxy?
      A proxy is your legal designation of another person to vote the shares that you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. Robert P. Cummins and Pamela B. Westbrook have been designated as proxies for our 2005 Annual Meeting of Stockholders.

What does it mean if I receive more than one proxy card?
      If you receive more than one proxy card, then you have multiple accounts at the transfer agent and/or with stockbrokers. Please sign and return all proxy cards to ensure that all of your shares are voted.

What is the purpose of the annual meeting?
      At our annual meeting, stockholders will elect seven directors to serve for the following year and until their successors are duly elected, ratify the selection of KPMG LLP as our independent registered public accounting firm and transact such other businesses as may properly come before the meeting.

What is the difference between a stockholder of record and a stockholder who holds stock in “street name”?
      If your shares are registered in your name with our transfer agent, Computershare, you are a stockholder of record, and you are receiving these proxy materials directly from us. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the meeting.
      Most of our stockholders hold their shares through a brokerage firm, bank or other nominee rather than directly in their own name. If your shares are held in a brokerage account, by a bank or other nominee (commonly referred to as being held in “street name”), you are the beneficial owner of these shares and these proxy materials are being forwarded to you by your broker, bank, or other nominee as the stockholder of record. As summarized below, there are some distinctions between shares held of record and those held beneficially through a brokerage account, bank or other nominee.

Who is entitled to vote at the annual meeting?
      All stockholders who owned our common stock at the close of business on August 15, 2005, the record date, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the annual meeting. On August 15, 2005, 25,046,719 shares of our common stock, $.01 par value per share, were outstanding.

How many votes can I cast?
      You are entitled to one vote for each share of common stock you owned on August 15, 2005, the record date, on all matters considered at the annual meeting.

What constitutes a quorum?
      A quorum is the presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock issued and outstanding on August 15, 2005, the record date. There must be a quorum for the meeting to be held. Shares that are voted “FOR,” “AGAINST” or “WITHHELD FROM” a matter are treated as being present at the meeting for purposes of establishing a quorum and also treated as shares “represented and voting” at the annual meeting with respect to such matter.
      Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders and will have the same effect as a vote against the proposals, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.
      Abstentions occur when stockholders are present at the annual meeting but choose to withhold their vote for any of the matters upon which the stockholders are voting. “Broker non-votes” occur when nominees (such as banks and brokers) that hold shares on behalf of beneficial owners do not receive voting instructions from the beneficial owners before the meeting and do not have discretionary authority to vote those shares.

How do I vote my shares?
      Shares held directly in your name as the stockholder of record can be voted in person at the meeting or you can provide a proxy to be voted at the meeting by signing and returning the enclosed proxy card. If you plan to vote in person at the meeting, please bring the enclosed proxy card or proof of identification. Even if you currently plan to attend the annual meeting in person, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the meeting.

      Shares held in street name (for example, at your brokerage account) may be voted in person by you only if you obtain a signed proxy from the record holder giving you the right to vote the shares. If you hold your shares in “street name,” you will receive instructions from your bank, broker or other nominee describing how to vote your shares.
      If you vote by granting a proxy, Robert P. Cummins and Pamela B. Westbrook will vote the shares of which you are the stockholder of record in accordance with your instructions. If you submit a proxy card without giving specific voting instructions, Mr. Cummins and Ms. Westbrook will vote those shares as recommended by our Board of Directors.

Can I revoke my proxy after I return my proxy card?
      Yes. Even after you have returned your proxy card, you may revoke your proxy at any time before the proxy is exercised by submitting a written a notice of revocation to our Secretary, David S. Wise, providing a duly executed proxy bearing a later date or attending the annual meeting and voting in person, which suspends the powers of the proxy holders.

What are the recommendations of our Board of Directors?
      Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. Our Board of Directors recommends that you vote FOR:

•	the election of the seven nominated directors; and

•	the proposal to ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending April 28, 2006.
      With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

What vote is required to approve each item?
      Election of Directors. The seven nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy at the meeting and entitled to vote shall be elected to the Board of Directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no legal effect under Delaware law.
      Other Items. For each other item properly presented for a vote, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval.
      If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

Who counts the votes?
      A representative of Computershare, our transfer agent, will tabulate the votes and a representative of Vinson & Elkins L.L.P., our outside legal counsel, will act as the inspector of election.

Where can I find results of the meeting?
      The preliminary voting results will be announced at the meeting. The final results will be published in our quarterly report on Form l0-Q for the second quarter of fiscal 2006.

Whom should I contact with questions?
      If you have any questions about this proxy statement or the meeting, please contact Pamela B. Westbrook, at (281) 228-7200.

Where may I obtain additional information about Cyberonics, Inc.?
      We refer you to our Annual Report on Form 10-K for the 52 weeks ended April 29, 2005 filed with the Securities and Exchange Commission on July 18, 2005. Our Annual Report on Form 10-K, including financial statements, is included with your proxy mailing. If you would like to receive any additional information, please contact Pamela B. Westbrook at 100 Cyberonics Boulevard, Houston, Texas 77058 or by telephone at (281) 228-7200.

May I propose actions for consideration at the 2006 Annual Meeting of Stockholders or nominate individuals to serve as directors?
      You may submit proposals for consideration at future stockholder meetings, including director nominations. In order for a stockholder proposal, including a director nomination, to be considered for inclusion in our proxy statement for next year’s annual meeting, we must receive the written proposal no later than April 27, 2006. The proposal must comply with regulations of the Securities and Exchange Commission regarding the inclusion of stockholder proposals in company-sponsored proxy materials and must contain the information required by our bylaws.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
General
      Our Board of Directors is composed of nine directors, seven of whom are seeking election at the meeting, one of whom is appointed and one position which is vacant. Please see “Continuing Director” below for a description of our director who is not seeking election at the meeting and “Director Resignation” below for a description of the board seat which is currently vacant. Unless otherwise instructed, the proxy holders will vote all of the proxies received by them FOR the seven nominees named below. In the event that any of the nominees shall become unavailable, the proxy holders will vote in their discretion for a substitute nominee. It is not expected that any nominee will be unavailable. The term of office of each person elected as a director will continue until the 2006 Annual Meeting of Stockholders and until his successor has been elected and qualified, or until his earlier resignation or removal.
Vote Required
      The seven nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy at the meeting and entitled to vote shall be elected to the Board of Directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no legal effect under Delaware law.
      THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE NOMINEES LISTED BELOW.
Director Nominees
      The Nominating and Governance Committee of our Board of Directors has approved seven directors for election at the meeting. The names and certain information about the nominees, including their ages as of August 15, 2005, the record date, are set forth below:

Name	Age	Position

Robert P. Cummins	51	Chairman of the Board of Directors, President and Chief Executive Officer and Director
Stanley H. Appel, M.D.	72	Director and member of the Compensation Committee and Nominating and Governance Committee
Tony Coelho	63	Presiding Director, Chairman of the Nominating and Governance Committee and member of the Compensation Committee and the Strategic Advisory Committee
Guy C. Jackson	63	Director and Chairman of the Audit Committee
Alan J. Olsen	58	Director and member of the Audit Committee
Michael J. Strauss, M.D., M.P.H.	52	Director and member of the Audit Committee
Reese S. Terry, Jr.	63	Director, Chairman of the Compensation Committee and member of the Nominating and Governance Committee
      Mr. Cummins has been a director of Cyberonics since June 1988. He was appointed President and Chief Executive Officer in September 1995. He was appointed Chairman of the Board of Cyberonics in June 2001. Until September 1995, Mr. Cummins was a general partner of Vista Partners, L.P., a venture capital partnership that he joined in 1984, a general partner of Vista III Partners, L.P., a venture capital firm formed in 1986, and Vice President of Vista Ventures Inc., a venture capital advisory firm. Until July 1998, Mr. Cummins was a director of Sigma Circuits Inc., a manufacturer of electronic interconnect products.

      Dr. Appel has been a director of Cyberonics since December 1996 and the chair of our Scientific Advisory Board since its formation in 1994. From 1977 through 2004, Dr. Appel was Chairman of the Department of Neurology at Baylor College of Medicine. Currently, Dr. Appel is Professor and Chairman of the Department of Neurology at the Methodist Neurological Institute.
      Mr. Coelho has been a director of Cyberonics since March 1997 and an independent business consultant since June 1998. From October 1996 to June 1998, Mr. Coelho was the Chairman and Chief Executive Officer of ETC w/tci, the Washington-based education, training and communications subsidiary of Tele-Communications, Inc. From January 1990 to September 1995, Mr. Coelho served as the President and Chief Executive Officer of Wertheim Schroder Investment Services, Inc., an asset management firm, and from October 1989 to September 1995, he served as Managing Director of Wertheim Schroder and Co., an investment banking firm. Mr. Coelho served in the United States House of Representatives from California from 1979 to 1989, and served as House Majority Whip from 1986 to 1989. Mr. Coelho also serves on the Board of Directors of Service Corporation International, a funeral service corporation and Warren Resources, an oil and gas exploration company.
      Mr. Jackson has been a director of Cyberonics since July 2003. In June 2003, Mr. Jackson retired from the accounting firm of Ernst & Young LLP, after 35 years with the firm and one of its predecessors, Arthur Young & Company. During his career, Mr. Jackson has served as the audit partner on a number of public companies in Ernst & Young’s New York and Minneapolis Offices. In addition to the Cyberonics’ Board of Directors, Mr. Jackson serves on the Board of Directors and Audit Committees of Digi International, Inc., a technology company, EpiCept Corporation, a specialty pharmaceutical company, Life Time Fitness, Inc., an operator of fitness centers, and Urologix, Inc., a medical device company.
      Mr. Olsen has been a director of Cyberonics since June 1999. He has over 30 years of medical device sales and marketing experience at Smith & Nephew Richards, Danek Medical and Sofamor Danek Group. He was founder and President of Danek Medical, a pioneer in the spinal fixation device market, which later became part of Sofamor Danek Group. He served as a Director of Sofamor Danek Group from 1985 to 1993. He is the founder of Robomedica, Inc., which develops robotic devices to train paralyzed people to walk again. Mr. Olsen has also served on the Board of Directors of several private and charitable organizations.
      Dr. Strauss has served as a director of Cyberonics since March 1997. Dr. Strauss is a health policy and business consultant who works with medical technology and service companies. From 2001 until January 2005, he served as Chief Executive Officer of Naviscan PET Systems, Inc., a developer of compact, high-resolution positron emission tomography (PET) devices. Dr. Strauss was a founder and officer of Covance Health Economics and Outcomes Services, Inc., a healthcare consulting and service firm from 1988 through 1999. He currently serves on the Board of Directors of Endocare, Inc., manufacturer of devices for treating urological diseases, and VisionCare Opthalmic Technologies, which is developing products to treat macular degeneration and other disorders.
      Mr. Terry co-founded Cyberonics in December 1987 and served as Chairman of the Board and Chief Executive Officer of Cyberonics until February 1990, when he became Chairman of the Board and Executive Vice President. He also served as Chief Executive Officer for a portion of 1995. Mr. Terry resigned from his position as Executive Vice President in February 2000 and from his positions as Chairman of the Board and Secretary in June 2001. From 1976 to 1986, Mr. Terry held executive positions with Intermedics, Inc., a medical device and electronics company, including serving as Vice President of Engineering, Vice President of Corporate Technical Resources and Vice President of Quality.
Continuing Director
      Pursuant to a letter agreement dated March 28, 1997, The Clark Estates, Inc. is entitled to designate one person whom it wishes to have appointed to serve on our Board of Directors. This right lasts for as long as The Clark Estates retains at least 600,000 of the aggregate of 901,408 shares of common stock purchased on such date by parties affiliated with The Clark Estates. On January 13, 2004, The Clark Estates exercised its right to designate a member of our Board of Directors and named its representative, Kevin S. Moore, President of The Clark Estates.

      Mr. Moore, age 50, has served as a director of Cyberonics since January 2004 and is Chairman of the Strategic Advisory Committee and a member of the Compensation Committee and the Nominating and Corporate Governance Committee. He has over 20 years of investment and management experience. He has been with The Clark Estates since 1991 where he is currently President and Director. Mr. Moore is responsible for all activities of The Clark Estates and its various affiliated investments and interests. The Clark Estates manages the business and financial affairs of the Clark family, co-founders of I.M. Singer & Company in 1850. Mr. Moore serves on the Boards of Directors of 3D Systems Corporation, Time Out New York magazine, and the National Baseball Hall of Fame & Museum where he is also Treasurer. He is also Vice Chairman of The Mary Imogene Basset Hospital.
Director Resignation
      Effective July 23, 2005, Ronald A. Matricaria resigned as a member of our Board of Directors. Prior to his resignation, Mr. Matricaria was the Chairman of the Compensation Committee and was a member of the Strategic Advisory Committee. The Board of Directors intends to fill the vacancy created by Mr. Matricaria’s resignation.
Director Compensation
  Fiscal 2005
      Our non-employee directors receive an annual retainer fee of $20,000. Committee chairpersons receive an additional annual fee of $4,000 and committee members receive an additional annual fee of $2,000 for each committee on which they serve. In addition, our non-employee directors receive $1,000 for each Board meeting they attend in person and $500 for each Board meeting they attend by teleconference. Committee members receive an additional $750 for each committee meeting they attend in person and an additional $500 for each committee meeting they attend by teleconference. We also make available portable email technology services to our directors worth a value of approximately $1,100 per year. Non-employee directors are also eligible for discretionary annual stock option grants or restricted stock grants under our 1997 Stock Option Plan.
      During the 52 weeks ended April 29, 2005, our non-employee directors each received an annual retainer fee of $20,000. Each committee chairperson received an annual fee of $4,000, and each committee member received an annual fee of $2,000. Additionally, every board member was granted a discretionary grant of 8,000 options.
  Fiscal 2006
      Effective May 1, 2005, our non-employee directors receive an annual retainer fee of $25,000. Committee chairpersons receive an additional annual fee of $5,000 and committee members receive an additional annual fee of $4,000 for each committee on which they serve. In addition, the audit committee chairperson receives an additional $5,000 in annual fees and members of the audit committee receive an additional $2,000 in annual fees. Our non-employee directors further receive $1,500 for each Board meeting they attend in person and $500 for each Board meeting they attend by teleconference. Committee members receive an additional $1,000 for each committee meeting they attend in person and an additional $500 for each committee meeting they attend by teleconference. We also make available portable email technology services to our directors worth a value of approximately $1,100 per year. Non-employee directors are also eligible for discretionary annual stock option grants or restricted stock grants under our 1997 Stock Option Plan and our 2005 Stock Option Plan. On June 1, 2005, non-employee directors each received a discretionary grant of 5,000 shares of restricted stock that vests 20% annually over 5 years.
Corporate Governance
      We are committed to good corporate governance. Our Board of Directors has established a Corporate Governance Manual to guide the operation and direction of the Board of Directors and its committees. The Corporate Governance Manual includes Corporate Governance Guidelines, Corporate Code of Business

Conduct and Ethics, Financial Code of Ethics and charters for each standing committee of the Board. Each of these documents is available on our website www.cyberonics.com.
Code of Ethics
      Our Board of Directors has adopted a Corporate Code of Business Conduct and Ethics for our employees, agents and representatives. In addition, our Board of Directors has adopted a Financial Code of Ethics for our Chief Executive Officer, Chief Financial Officer and Controllers. A copy of each of code of ethics is available on our website at www.cyberonics.com. Any change to, or waiver from, either of these codes of ethics will be disclosed as required by current applicable securities laws.
Director Independence
      Our Board of Directors believes that the interests of our stockholders are best served by having a substantial number of objective, independent representatives on the Board. The Nominating and Governance Committee of the Board of Directors determines whether or not each director and each prospective director of Cyberonics is independent. The Nominating and Governance Committee has recently evaluated all relationships between each director and Cyberonics and has determined, in its business judgment, that all directors other than Robert P. Cummins are independent as currently required under the existing rules of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and NASDAQ Stock Market.
Executive Sessions of the Board of Directors
      The independent directors meet in executive session at each regularly scheduled meeting of the Board of Directors. The independent directors met four times during the 52 weeks ended April 29, 2005. The director who presides at these meetings is selected annually by the Nominating and Governance Committee. The presiding director is responsible for preparing an agenda for the meetings of the non-management directors in executive sessions. Mr. Coelho was designated to act as the presiding director of the executive sessions until another director is designated.
Directors’ Meetings and Committees
      Our Board of Directors held a total of 11 meetings and acted by written consent two times during the 52 weeks ended April 29, 2005. Our Board of Directors has four standing committees: an Audit Committee, a Compensation Committee, a Nominating and Governance Committee and a Strategic Advisory Committee. The Audit Committee, the Compensation Committee and the Nominating and Governance Committee are comprised entirely of independent directors as currently required under the existing rules of the Exchange Act and the NASDAQ Stock Market and each such committee is governed by a written charter approved by the full Board of Directors. These charters form an integral part of our corporate governance policies, and a copy of each charter is available on our website at www.cyberonics.com.
      Audit Committee. The Audit Committee was chaired Guy C. Jackson and also includes Michael J. Strauss, M.D. and Alan J. Olsen. The Audit Committee held 10 meetings and acted by written consent three times during the 52 weeks ended April 29, 2005. This Committee approves the engagement of our independent auditors and is primarily responsible for overseeing the services they perform, including the audit conducted by KPMG LLP included in our Annual Report on Form 10-K. The Nominating and Governance Committee of the Board of Directors, in its business judgment, has determined that the Audit Committee is comprised entirely of directors who satisfy the standards of independence established under applicable securities laws and NASDAQ listing requirements. The Board of Directors, in its business judgment, has also determined that Mr. Jackson, the current chair of the Audit Committee, is an “audit committee financial expert” within the meaning of current applicable securities laws. The Fiscal 2005 Report of the Audit Committee is set forth on page 20 of this Proxy Statement.
      Compensation Committee. The Compensation Committee was chaired by Tony Coelho through August 2004 and included as members Stanley H. Appel, M.D., Ronald A. Matricaria and Kevin S. Moore. In August 2004, Ronald A. Matricaria became the Chairman of the Compensation Committee, which also includes Stanley H. Appel, M.D., Tony Coelho and Kevin S. Moore. Subsequent to the resignation of Ronald A. Matricaria in July 2005, Reese S. Terry, Jr. was named Chairman of the Compensation Committee in August 2005. The Compensation Committee held eight meetings and acted by written consent two times during the 52 weeks ended April 29, 2005. This Committee establishes salary and incentive compensation of our executive officers and administers our employee benefit plans. The Nominating and Governance Committee of the Board of Directors, in its business judgment, has determined that the Compensation Committee is comprised entirely of directors who satisfy the standards of independence established under applicable securities laws and NASDAQ Stock Market. The Fiscal 2005 Report of the Compensation Committee is set forth on page 18 of this Proxy Statement.
      Nominating and Governance Committee. The Nominating and Governance Committee was chaired by Ronald A. Matricaria through August 2004 and included as members Stanley H. Appel, M.D., Kevin S. Moore and Michael J. Strauss, M.D. In August 2004, Tony Coelho became Chairman of the Nominating and Governance Committee, which also includes Stanley H. Appel, M.D., Kevin S. Moore and Reese S. Terry, Jr. The Nominating and Governance Committee held three meetings during the 52 weeks ended April 29, 2005. This Committee identifies individuals qualified to become members of our Board of Directors, makes recommendations to the Board regarding director nominees for the next annual meeting of stockholders and develops and recommends corporate governance principles to the Board. The Nominating and Governance Committee of the Board of Directors, in its business judgment, has determined that the Nominating and Governance Committee is comprised entirely of directors who satisfy the standards of independence established under applicable securities laws and the NASDAQ Stock Market. For information regarding the Nominating and Governance Committee’s policies and procedures for identifying, evaluating and selecting director candidates, including candidates recommended by stockholders, please see “Director Nomination Process” below.
      Strategic Advisory Committee. In August 2004, to facilitate communications among Company executive management, the Board, and the Company’s outside advisors, the Board established a Strategic Advisory Committee, consisting of three members. The Board appointed Kevin S. Moore to serve as Chairman and Tony Coelho and Ronald A. Matricaria to serve as additional members of the Strategic Advisory Committee. Subsequent to the resignation of Ronald A. Matricaria in July 2005, the third member of the committee has not yet been named. The Strategic Advisory Committee is charged with the responsibility to consult with Company executive management on strategic matters, including potential proposals to purchase the Company, whether hostile or friendly, and potential collaboration agreements with strategic partners. The Strategic Advisory Committee did not hold any meetings in the period commencing with its formation and ending April 29, 2005.
      During the 52 weeks ended April 29, 2005, all applicable directors attended at least 75% of the meetings of the Board of Directors and the meetings held by committees on which the director served.
Communicating with Directors
      Our Board of Directors welcomes communications from our stockholders and other interested parties. Stockholders and any other interested parties may send communications to our Board of Directors, any committee of our Board of Directors, the presiding director of the executive sessions or any director in particular to: c/o Cyberonics, Inc., 100 Cyberonics, Blvd., Houston, Texas 77058.
      Any correspondence addressed to our Board of Directors, any committee of our Board of Directors, the presiding director of the executive sessions or to any director in particular care of our offices will be forwarded to the addressee or addressees without review by any person to whom such correspondence is not addressed.
Director Nomination Process
      The Nominating and Governance Committee is responsible for establishing criteria for selecting new directors and actively seeking individuals to become directors for recommendation to the Board of Directors. In considering candidates for the Board of Directors, the Nominating and Governance Committee will consider the entirety of each candidate’s credentials. There is currently no set of specific minimum qualifications that must be met by a nominee recommended by the Nominating and Governance Committee, as different factors may assume greater or lesser significance at particular times and the needs of the Board of Directors may vary in light of its composition and the committee’s perceptions about future issues and needs. However, while the Nominating and Governance Committee does not maintain a formal list of qualifications in making its evaluation and recommendation of candidates, the committee may consider, among other factors, diversity, age, skill, experience in the context of the needs of the Board of Directors, independence qualifications and whether prospective nominees have relevant business and financial experience, industry and/or other specialized expertise and good moral character.
      The Nominating and Governance Committee may consider candidates for the Board from any reasonable source, including from a search firm engaged by the committee or stockholder recommendations, provided that the procedures set forth below are followed. The Nominating and Governance Committee does not intend to alter the manner in which it evaluates candidates based on whether the candidate is recommended by a stockholder or not. However, in evaluating a candidate’s relevant business experience, the committee may consider previous experience as a member of our Board of Directors. Any invitation to join the Board of Directors must be extended by the Board of Directors as a whole and by the Chairman of the Nominating and Governance Committee.
      Stockholders or a group of stockholders may recommend potential candidates for consideration by the Nominating and Governance Committee by sending a written request to our Secretary, David S. Wise, at our principal executive offices, 100 Cyberonics Boulevard, Houston, Texas 77058 not later than 120 calendar days prior to the first anniversary date of the annual meeting for the preceding year. The written request must include (1) the name and address of the person or persons to be nominated, (2) the number and class of all shares of each class of stock of Cyberonics owned of record and beneficially by each nominee, as reported to the nominating stockholder by the nominee, (3) the information regarding each such nominee required by paragraphs (a), (d), (e) and (f) of Item 401 of Regulation S-K adopted by the U.S. Securities and Exchange Commission, (4) a signed consent by each nominee to serve as a director of Cyberonics if elected, (5) the nominating stockholder’s name and address, (6) the number and class of all shares of each class of stock of Cyberonics owned of record and beneficially by the nominating stockholder, and (7) in the case of a person that holds stock of Cyberonics through a nominee or street name holder of record, evidence establishing such indirect ownership of stock and entitlement to vote such stock for the election of directors at the annual meeting. From time to time, the Nominating and Governance Committee may request additional information from the nominee or the stockholder.
      The stockholder recommendation procedures described above do not preclude a stockholder of record from making proposals at any annual stockholder meeting, provided that they comply with the requirements described in the section entitled “Proposals for the 2006 Annual Meeting of Stockholders.”
Compensation Committee Interlocks and Insider Participation
      No interlocking relationship exists between our Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the Securities and Exchange Commission. Such officers, directors and 10% stockholders are also required by securities laws to furnish us with copies of all Section 16(a) forms they file.
      For fiscal 2005, to our knowledge, all other Section 16(a) filing requirements applicable to our officers, directors and 10% stockholders were made in compliance with applicable filing requirements.

Equity Compensation Plan Information
      The following table sets forth certain information regarding our equity compensation plans as of April 29, 2005:

Weighted-
		Average Exercise	Number of Securities
		Price of	Remaining Available for
	Number of Securities to Be	Outstanding	Future Issuance Under
	Issued upon Exercise of	Options,	Equity Compensation Plans
	Outstanding Options,	Warrants and	(Excluding Securities
	Warrants and Rights	Rights	Reflected in Column (A))
Plan Category	(A)	(B)	(C)

Equity compensation plans approved by security holders(1)	2,266,932	$17.18	7,292
Equity compensation plans not approved by security holders(2)	4,660,544	18.21	991,776

Total	6,927,476	$17.87	999,068

(1)	In a special shareholders meeting on May 19, 2005, Cyberonics’ shareholders approved the Cyberonics, Inc. 2005 Stock Plan to provide up to one million shares for issuance of restricted stock or options to purchase common stock to qualified employees and board members at fair market value on the date of grant or issuance.

(2)	The Cyberonics, Inc. Amended 1988 Stock Incentive Plan, 1996 Stock Option Plan, 1998 Stock Option Plan and its New Employee Equity Inducement Plan were approved by our Board of Directors and became effective in March 1988, November 1996, October 1998 and June 2003, respectively. In addition to these plans, we have entered into stand-alone stock agreements with Messrs. Totah, Cheney and Rudolph. Options granted under the 1988 Stock Option Plan, the 1996 Stock Option Plan, and the New Employee Equity Inducement Plan and the stand-alone agreements generally vest ratably over 4 or 5 years following their date of grant. Options granted under the 1998 Stock Option Plan generally vest 7 years from the grant date but can accelerate based upon the achievement of specific milestones related to regulatory approval and the achievement of Company objectives. Options granted have a maximum term of 10 years.

Security Ownership of Certain Beneficial Owners and Management
      The following table sets forth, as of June 28, 2005, except where otherwise noted, certain information with respect to the beneficial ownership of our common stock (i) by each person known by us to own beneficially more than five percent of the outstanding shares of our common stock, (ii) by each of our directors, (iii) by each of our executive officers, and (iv) by all directors and executive officers as a group. Except as otherwise noted below, we are not aware of any agreements among our stockholders which relate to voting or investment of our shares of our common stock.

	Shares		Percentage of
	Beneficially		Outstanding
Name and Address of Beneficial Owner	Owned(1)		Shares Owned(1)

FMR Corp.	3,589,413	(2)	14.4%
82 Devonshire Street
Boston, MA 02109
Boston Scientific	3,435,140		13.8%
One Boston Scientific Place
Natick, MA 01760-1537
Perceptive Advisors	2,486,498	(2)	10.0%
5437 Connecticut Avenue, NW Suite 100
Washington, D.C. 20015-2763
Robert P. Cummins(3)	972,088		3.8%
Pamela B. Westbrook(4)	146,255		*
Michael A. Cheney(5)	122,869		*
W. Steven Jennings(6)	41,251		*
Shawn P. Lunney(7)	154,997		*
George E. Parker(8)	59,751		*
Richard Rudolph, M.D.(9)	107,751		*
Randal L. Simpson(10)	64,223		*
Alan Totah(11)	73,724		*
David S. Wise(12)	64,651		*
Stanley H. Appel, M.D.(13)	141,566		*
Tony Coelho(14)	101,866		*
Guy C. Jackson(15)	18,083		*
Ronald A. Matricaria(16)	87,516		*
Kevin S. Moore(17)	746,216		2.9%
Alan J. Olsen (18)	50,241		*
Michael J. Strauss, M.D.(19)	77,766		*
Reese S. Terry, Jr.(20)	514,096		2.1%
All executive officers and directors as a group (18 persons)(21)	3,544,910		13.1%

*	Less than 1%.

(1)	Based on total shares outstanding of 24,957,775 at June 28, 2005. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of our common stock subject to options and warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of shares beneficially owned by the person holding such options, but are not deemed outstanding for computing the percentage of any other person. Restricted stock not yet vested is included in the total shares outstanding but excluded from both the total shares held by the beneficial holder and the total shares deemed outstanding for computing the percentage of the person holding such restricted stock. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2)	This amount is based upon Schedule 13 reports filed by the named beneficial owner with the Securities and Exchange Commission as of June 30, 2005.

(3)	Includes 10,000 shares held in trusts for the benefit of Mr. Cummins’ children of which Mr. Cummins serves as trustee and 10,000 shares held directly by Mr. Cummins’ wife. Also includes 915,838 shares subject to options exercisable on or before August 27, 2005, which include 100,000 options held in trusts for the benefit of Mr. Cummins’ children and 50,000 options held by Mr. Cummins’ wife.

(4)	Includes 138,946 shares subject to options exercisable on or before August 27, 2005.

(5)	Includes 122,719 shares subject to options exercisable on or before August 27, 2005.

(6)	Includes 41,251 shares subject to options exercisable on or before August 27, 2005.

(7)	Includes 132,525 shares subject to options exercisable on or before August 27, 2005.

(8)	Includes 59,651 shares subject to options exercisable on or before August 27, 2005.

(9)	Includes 107,751 shares subject to options exercisable on or before August 27, 2005.

(10)	Includes 63,415 shares subject to options exercisable on or before August 27, 2005.

(11)	Includes 73,724 shares subject to options exercisable on or before August 27, 2005.

(12)	Includes 64,651 shares subject to options exercisable on or before August 27, 2005.

(13)	Includes 77,766 shares subject to options exercisable on or before August 27, 2005.

(14)	Includes 97,766 shares subject to options exercisable on or before August 27, 2005.

(15)	Includes 16,583 shares subject to options exercisable on or before August 27, 2005.

(16)	Includes 62,516 shares subject to options exercisable on or before August 27, 2005. Effective July 23, 2005, Ronald A. Matricaria resigned as a member of our Board of Directors.

(17)	Includes (a) 13,083 shares subject to options exercisable of or before August 27, 2005 and (b) 723,133 shares as being beneficially owned by The Clark Estates, Inc., with respect to which Mr. Moore disclaims beneficial ownership except to the extent of his pecuniary interest therein.

(18)	Includes 46,766 shares subject to options exercisable on or before August 27, 2005.

(19)	Includes 77,766 shares subject to options exercisable on or before August 27, 2005.

(20)	Includes 97,400 shares held in trust for the benefit of Mr. Terry’s children of which Mr. Terry serves as trustee. Also includes 66,266 shares subject to options exercisable on or before August 27, 2005.

(21)	Includes 2,178,983 shares subject to options held by executive officers and directors, which options are exercisable on or before August 27, 2005. Also includes shares that may be determined to be beneficially owned by executive officers and directors. See Notes 2 through 20 above.

Performance Graph
      The graph and table below compare the cumulative total stockholder return of our common stock from April 2000 through April 2005 to the cumulative total return over such period of (i) the Standard & Poor’s 500 Index and (ii) the Standard & Poor’s 500 Health Care Equipment Index. The graph assumes that $100 was invested in April 2000 in our common stock and in each of the comparative indices. The information contained in the Performance Graph shall not be deemed “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that we specifically incorporate it by reference into such filing.
COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
ASSUMES INITIAL INVESTMENT OF $100

	2000	2001	2002	2003	2004	2005

Cyberonics, Inc.	$100.00	$55.95	$66.50	$112.05	$116.27	$184.98
S&P 500	$100.00	$87.03	$76.04	$65.92	$81.00	$86.14
S&P Healthcare Equipment	$100.00	$96.91	$104.40	$104.25	$143.57	$146.23

Executive Compensation
      Summary Compensation Table. Except as noted below, the following table sets forth the compensation paid by us for the 52 weeks ended April 29, 2005 to the Chief Executive Officer and each of our four other most highly compensated executive officers whose total compensation exceeded $100,000 as well as that of our General Counsel. These officers are referred to as the named executive officers:

					Long-Term Compensation

		Annual Compensation			Restricted	Securities
	Fiscal				Stock	Underlying	All Other
Name and Principal Position	Year	Salary ($)	Bonus ($)		Awards(1)	Options (#)	Compensation

Robert P. Cummins	2005	$395,000	$429,841		$—	150,000	$456	(2)
Chairman of the Board,	2004	410,257	244,918		—	250,000	403	(2)
President and Chief	2003	391,330	524,639		—	150,000	297	(2)
Executive Officer
Pamela B. Westbrook	2005	$275,000	$150,067		$—	27,650	$308	(2)
Vice President, Finance and	2004	233,365	78,807		—	20,000	360	(2)
Administration and Chief	2003	209,808	104,051		49,175	10,000	236	(2)
Financial Officer
Michael A. Cheney	2005	$300,000	$163,694		$—	—	$456	(2)
Vice President, Marketing	2004	311,538	52,244		—	25,000	363	(2)
	2003	277,500	134,498		65,567	75,000	320	(2)
W. Steven Jennings(3)	2005	$250,000	$136,440		$—	5,000	$456	(2)
Vice President, Sales	2004	235,577	87,331	(4)	—	150,000	91,018	(5)
	2003	—	—		—	—	—
Richard Rudolph, M.D.	2005	$255,000	$139,165		$—	20,000	$884	(2)
Vice President, Clinical and	2004	254,231	80,057		—	35,000	234	(2)
Medical Affairs and	2003	235,000	110,156		55,029	—	44,880	(6)
Chief Medical Officer
David S. Wise(7)	2005	$232,000	$119,678		$—	34,500	$363	(2)
Vice President, General	2004	141,060	39,855		—	150,000	183	(2)
Counsel and Secretary	2003	—	—		—	—	—

(1)	Restricted stock awards were granted in June 2003 and represent the overachievement bonus for fiscal 2003 for each of the indicated officers. The restricted stock vested one year from the date of grant. Messrs. Westbrook, Cheney and Rudolph received 2,596, 3,461 and 2,905, respectively, shares of the restricted stock.

(2)	Represents premiums paid for term-life insurance.

(3)	Mr. Jennings joined Cyberonics in May 2003; accordingly, no compensation was paid to Mr. Jennings during fiscal 2003.

(4)	Includes $50,000 for hiring bonus.

(5)	Represents $438 for term-life insurance premiums and $90,580 for expenses paid to Mr. Jennings in connection with his relocation to Houston.

(6)	Represents $473 for term-life insurance premiums and $44,407 for expenses paid to Dr. Rudolph in connection with his relocation to Houston.

(7)	Mr. Wise joined Cyberonics in September 2003; accordingly, no compensation was paid to Mr. Wise during fiscal 2003.

      Option Grants in the last Fiscal Year. The following table sets forth each grant of stock options made during the 52 weeks ended April 29, 2005 to each of the named executive officers:

	Individual Grants

		Percent of
		Total
		Options			Potential Realizable Value
	Number of	Granted to			at Assumed Annual Rates of
	Securities	Employees			Stock Price Appreciation for
	Underlying	at			Option Term ($)(2)
	Options	February 28,	Exercise	Expiration
Name	Granted (#)	2005(1)	Price ($/SH)	Date	5%	10%

Robert P. Cummins	150,000	10.3%	$19.58	6/15/2014	$1,847,064	$4,680,822
Pamela B. Westbrook	15,000	1.0%	$19.75	5/25/2014	186,310	472,146
Pamela B. Westbrook	12,650	0.9%	$13.88	8/18/2014	110,423	279,832
W. Steven Jennings	5,000	0.3%	$19.75	5/25/2014	62,103	157,382
Richard Rudolph, M.D.	10,000	0.7%	$19.75	5/25/2014	124,207	314,764
Richard Rudolph, M.D.	10,000	0.7%	$19.58	6/15/2014	123,138	312,055
David S. Wise	5,000	0.3%	$19.75	5/25/2014	62,103	157,382
David S. Wise	29,500	2.0%	$13.88	8/18/2014	257,507	652,574

(1)	Total number of shares subject to options granted to employees in fiscal 2005 was 1,456,781, which includes options granted to non-employee directors.

(2)	Potential realizable value is based on an assumption that the stock price appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the ten-year option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect our estimate of future stock price growth.
      Aggregate Option Exercises in the last Fiscal Year. The following table sets forth, for each of the named executive officers, each officer’s exercise of stock options through the 52 weeks ended April 29, 2005 and the period-end value of unexercised options:

			Number of Securities	Value of Unexercised
			Underlying Unexercised	In-The-Money Options
	Shares	Value	Options at Fiscal Year-End	At Fiscal Year-End
	Acquired on	Realized	Exercisable/	Exercisable/
Name	Exercise (#)	($)(1)	Unexercisable (#)(2)	Unexercisable ($)(3)

Robert P. Cummins	350,000	$10,352,440	850,847/399,153	$17,278,273/$7,898,727
Pamela B. Westbrook	30,000	1,122,927	134,102/43,548	4,066,400/901,072
Michael A. Cheney	35,000	899,124	104,384/100,916	2,285,413/2,174,244
W. Steven Jennings	25,000	519,618	30,917/99,083	578,952/1,854,498
Richard Rudolph, M.D	50,000	1,024,600	92,417/87,583	2,032,132/1,810,318
David S. Wise	0	0	52,349/132,151	548,978/1,629,117

(1)	Represents market value of underlying securities at date of exercise less option exercise price.

(2)	Options generally vest over five-year periods and 1/60th of the optioned shares vest each month until fully vested.

(3)	Market value of underlying securities at fiscal year-end is based on $37.69 per share less the exercise price.
      Employment Agreements. In June 2003, Mr. Cummins entered into a five-year employment agreement with the Company. After its initial five-year term, Mr. Cummins’ employment agreement is extended automatically for an additional year on each anniversary of the employment agreement, unless terminated by written notice six months prior to the anniversary date by either Mr. Cummins or the Company. The employment agreement provides that Mr. Cummins shall serve as our Chief Executive Officer and as Chairman of our Board of Directors. Pursuant to this employment agreement, Mr. Cummins will receive an annual base salary of $395,000 and is eligible to earn a bonus up to 100% of his annual base salary based on the achievement of specified performance goals of the Company. Mr. Cummins received a stock option grant for 250,000 shares in connection with the execution of the employment agreement. Mr. Cummins received a stock option grant of 150,000 shares in fiscal 2005. Mr. Cummins is eligible for an annual overachievement bonus based upon the overachievement of specified performance goals of the Company. During fiscal 2005, Mr. Cummins earned a bonus equal to 97% of his salary based upon the achievement of performance goals required for the bonus. In addition, he received an overachievement bonus of $44,506 based upon the overachievement of specific performance goals of the Company. Mr. Cummins’ employment agreement was recommended by the Compensation Committee and approved by the Board of Directors, and was in part based on a survey of comparable companies and recommendations made by Towers Perrin, an independent compensation consulting firm. The base salary provided in the employment agreement is approximately equal to the fiftieth percentile of the peer group surveyed by Towers Perrin while the stock options represent long-term incentive compensation approximately equal to the seventy-fifth percentile of the peer group. In the event of his termination following a change of control (as defined in the employment agreement), other than for good cause, Mr. Cummins will be entitled to a payment which is the greater of three years annual base salary and bonus or the remaining term of the contract and to have immediate vesting of all grants of stock options. Additionally, the employment agreement provides that if any payments to Mr. Cummins by the Company would be subject to any excise tax imposed by Section 4999 of the Internal Revenue Code, a “gross-up” payment will be made to place Mr. Cummins in the same net after-tax position as would have been the case if no excise tax had been imposed. The employment agreement also includes noncompetition provisions that apply while Mr. Cummins is employed by the Company and for one year following a termination of Mr. Cummins’ employment.
      On August 5, 2005, Mr. Cummins entered into a new five-year employment agreement with the Company. After its initial five-year term, the agreement will extend automatically for an additional one-year term on each anniversary of the employment agreement, unless terminated by written notice six months prior to the anniversary date by either Mr. Cummins or the Company. The employment agreement provides that Mr. Cummins shall serve as Chief Executive Officer and Chairman of the Company’s Board of Directors. Pursuant to this employment agreement, Mr. Cummins will receive an annual base salary of $600,000, which may be adjusted annually by the Compensation Committee (the “Committee”) of the Company’s Board of Directors, and is eligible to earn a bonus up to 80 to 110% of his annual base salary based on his achievement of specified performance goals established by the Committee. Mr. Cummins received a grant of 75,000 shares of restricted stock, vesting 15,000 shares at the end of each year over a five-year period, in connection with the execution of the employment agreement. The agreement also provides that Mr. Cummins shall receive on the first anniversary of the date of execution of this employment agreement, a grant of 75,000 shares of restricted stock vesting 18,750 shares at the end of each year over a four-year period; and on the second anniversary of the execution date, a grant of 75,000 shares of restricted stock vesting 25,000 shares at the end of each year over a three-year period. Mr. Cummins is eligible for an annual overachievement bonus based on the overachievement of specified performance goals of the Company. Mr. Cummins’ employment agreement was approved by the Committee and was in part based on a survey of comparable companies and recommendations made by Towers Perrin, an independent compensation consulting firm. The compensation package provided in the employment agreement is approximately equal to the seventy-fifth percentile of the peer group. In the event of a termination of his employment in connection with a change of control (as defined in the employment agreement), other than for good cause, Mr. Cummins will be entitled to receive a payment equal to twice the sum of his annual base salary and his annual bonus at 100% of his base salary. In addition, in the event of such a termination, all stock options and shares of restricted stock granted to Mr. Cummins prior to the date of termination shall vest and the restricted stock shall be delivered immediately on termination, and Mr. Cummins shall receive a cash payment in lieu of shares of restricted stock that he is contractually entitled to receive but that have not been granted as of the date of termination. The amount of the cash payment is determined by multiplying the number of such shares by the closing price for a share of the Company’s stock as of the date of termination. Additionally, the employment agreement provides that if any payments to Mr. Cummins by the Company would be subject to any excise or additional tax imposed by Section 4999 or Section 409A of the Internal Revenue Code, a “gross-up” payment will be made to place

Mr. Cummins in the same net after-tax position as would have been the case if no excise or additional tax had been imposed. The employment agreement also includes noncompetition provisions that apply while Mr. Cummins is employed by the Company and for one to two years following a termination of Mr. Cummins’ employment, depending on the circumstances.
      Each officer of the Company has entered into three-year employment agreements with the Company. Pursuant to the terms of the employment agreements, each employee is eligible to participate in the Annual CEO Direct Reports Bonus Plan, with a target bonus of 50% of the employee’s annual base salary. In addition, each employee is eligible to participate in the Annual CEO Direct Reports Overachievement Bonus Plan as determined by the Compensation Committee of the Board of Directors and based upon the overachievement of specified performance goals of the Company. Each employee is also eligible for grants of stock options and other equity awards in the discretion of the Compensation Committee.
      Executive Severance Agreement. In connection with accepting positions as officers of the Company, each officer entered into a severance agreement with the Company that provides certain benefits during the protected period following a change of control as such terms are defined in the severance agreement (collectively the “Severance Agreements”). The initial term of the Severance Agreements is one year. The initial term of each of the Severance Agreements may be extended for one-year terms following the initial term; however, if a change of control occurs during the term of each of the Severance Agreements, the Severance Agreement cannot terminate until one year after the change of control. The Severance Agreements generally provide for the payment of (a) three times the sum of the employee’s base salary and bonus amount; plus (b) that portion of the employee’s base salary earned, and vacation pay vested for the prior year and accrued for the current year to the date of termination but not paid or used, and all other amounts previously deferred by the employee or earned but not paid as of such date under all Company bonus or pay plans or programs. Additionally, the Severance Agreements provide that if any payments to the employee by the Company would be subject to any excise tax imposed by section 4999 of the Internal Revenue Code, a “gross-up” payment will be made to place such employee in the same net after-tax position as would have been the case that no excise tax had been imposed.
Fiscal 2005 Report of the Compensation Committee
      The following Report of the Compensation Committee of the Board of Directors describes the compensation policies and rationale applicable to our executive officers for the 53 weeks ended April 29, 2005. The Compensation Committee is chaired by Reese S. Terry, Jr. and also includes Stanley H. Appel, M.D., Tony Coelho and Kevin S. Moore. The Compensation Committee is responsible for establishing the compensation payable to our executive officers and for administering our stock plans.
      Compensation Policy. Our executive compensation policies are designed to attract, retain and motivate the highly skilled executive officers upon whose performance we are dependent by providing compensation packages competitive with those provided by similarly situated companies with whom we compete for key employees. To assist the Compensation Committee in gathering market information with respect to compensation levels of comparable companies, the Compensation Committee has engaged the services of Towers Perrin, an independent compensation consulting firm. It is our policy that compensation of executive officers should include base compensation coupled with stock-based incentive opportunities and cash bonuses based on their level of responsibility. Prior to July 1, 2004, we did not contribute to any retirement programs on behalf of any of our employees. Commencing July 1, 2004, the Company matches employee contributions to the Cyberonics 401(K) Retirement Plan at the rate of 50% of up to six percent of an employee’s wages or salary, subject to restrictions of law. Compensation levels for executive officers are generally established for each fiscal year near the beginning of the fiscal year. Compensation levels for employees are established annually on a common review date of June 30. In fiscal 2005, the Company changed its review process for employees to a common review date of June 30.
      Base Salaries. Base salaries for all employees are generally set at levels that are viewed as competitive. The Compensation Committee determined that the primary elements of officer compensation were to be base salaries together with bonus plan earnings and equity participation through options. The increase in annual base salaries for officers for fiscal 2005 was established by the Compensation Committee in May 2004 and generally reflected increases of 4% over fiscal 2004 levels.
      Bonuses. We generally establish performance objectives for executive officer bonuses at the same time that annual salary levels are established for the fiscal year. Bonus performance objectives are generally tied to a combination of company-wide and departmental performance goals. Based upon our financial performance during fiscal 2005, executive officers were paid an average of 98% of their potential bonuses.
      Overachievement Bonus. Executive officers are eligible to receive a discretionary annual overachievement bonus if the Company overachieves specified performance goals. In fiscal 2005, overachievement bonuses averaging approximately 4.5% of annual salaries for executive officers were awarded.
      Stock Option Awards. The Compensation Committee evaluated the grant of stock options in fiscal 2005 to executive officers in light of the responsibilities of the executive officers and their current stakes in our long-term success. These option grants are reflected under the “Executive Compensation — Individual Grants” table included above.
      Compensation of Chief Executive Officer. The Compensation Committee believes that the compensation of the Chief Executive Officer, Mr. Cummins, should be closely tied to the success of Cyberonics, and should provide Mr. Cummins with a stake in the future success of Cyberonics. As described under “Employment Agreements” above, Mr. Cummins entered into a five-year employment agreement with Cyberonics in June 2003. In considering the adoption of Mr. Cummins’ employment agreement, the Board of Directors engaged the services of Towers Perrin, an independent compensation consulting firm, to conduct an independent compensation review, including a review of salary, bonus and stock option grants for our Chief Executive Officer. Towers Perrin submitted its recommendations to the Compensation Committee and recommended an increase in salary for Mr. Cummins. The recommendation was based on Tower Perrin’s survey of comparable high growth medical device, pharmaceutical and biotechnology companies and the conclusion that the current Chief Executive Officer compensation levels were below market. The base salary in the new employment agreement is approximately equal to the fiftieth percentile of the peer group surveyed by Towers Perrin and as reflected in the employment agreement while the stock options represent long-term incentive compensation approximately equal to the seventy-fifth percentile of the peer group. Under the employment agreement, Mr. Cummins’ base salary was increased to $395,000 from $375,000 in fiscal 2002. The employment agreement also includes a grant of options to purchase 250,000 shares of common stock. In fiscal 2005, Mr. Cummins was granted options to purchase 150,000 shares of common stock. For fiscal 2005, Mr. Cummins was awarded a bonus equal to 97% of his base salary, which is based on the achievement of performance goals of the Company. Those goals included the achievement of the annual net sales, earnings per share and cash flow objectives included in the annual budget approved by the Board of Directors as well as the achievement of one or more qualitative objectives set by the Compensation Committee. Mr. Cummins also received an overachievement bonus in the amount of $45,506 based on the overachievement of specified performance goals of the Company.

Respectfully submitted by the Compensation Committee of the Board of Directors of Cyberonics,

Stanley H. Appel, M.D.
Tony Coelho
Kevin S. Moore
Reese S. Terry, Jr.

Fiscal 2005 Report of the Audit Committee
      The Audit Committee was chaired by Guy C. Jackson and also included Alan J. Olsen and Michael J. Strauss, M.D. during fiscal 2005. The Audit Committee is appointed by the Board of Directors to assist the Board and to perform an oversight function with respect to the following:

(1) discussing our consolidated financial statements with management and the external auditor;

(2) monitoring actions taken by us to comply with our accounting and control policies as well as external accounting, legal and regulatory requirements;

(3) reviewing disclosures regarding the independence of our external auditors; and

(4) selecting our external auditors and evaluating their performance.
      Each member of the Audit Committee is an independent director as such term is defined under the current NASDAQ listing requirements. The Audit Committee is governed by an Audit Committee Charter, which complies with the requirements of the Sarbanes-Oxley Act of 2002 and corporate governance rules of the NASDAQ Stock Market and was included as an exhibit to the proxy statement circulated for our 2002 Annual Meeting of Stockholders. The Audit Committee Charter may be further amended to comply with regulations of the Securities and Exchange Commission and NASDAQ listing requirements as they continue to evolve. The Audit Committee Charter may be found on our website.
      In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited consolidated financial statements contained in the Cyberonics’ Annual Report on Form 10-K for the 52 weeks ended April 29, 2005 with Cyberonics’ management and independent auditors. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.
      The Audit Committee discussed with the independent auditors their independence from Cyberonics and its management including the matters in the written disclosures required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and considered the compatibility of non-audit services with the auditors’ independence. In addition, the Audit Committee discussed the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended.
      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, the inclusion of the audited consolidated financial statements in Cyberonics’ Annual Report on Form 10-K for the 52 weeks ending April 29, 2005 for filing with the Securities and Exchange Commission.

Respectfully submitted by the Audit Committee
of the Board of Directors of Cyberonics,

Guy C. Jackson
Alan J. Olsen
Michael J. Strauss, M.D.
Certain Relationships and Related Transactions
      Certain of our stockholders, including Messrs. Cummins and Terry, Dr. Appel and venture capital firms formerly affiliated with Mr. Cummins, are entitled to certain registration rights with respect to the common stock held by them.

      Our Bylaws provide that we are required to indemnify our officers and directors to the fullest extent permitted by Delaware law, including those circumstances in which indemnification would otherwise be discretionary, and that we are required to advance expenses to our officers and directors as incurred. Further, we have entered into indemnification agreements with our officers and directors. We believe that our charter and bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.
      All future transactions between us and our officers, directors, principal stockholders and affiliates must be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors on the Board of Directors, and will be on terms no less favorable to us than could be obtained from unaffiliated third parties.

PROPOSAL NO. 2
RATIFY APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      Appointment of KPMG LLP. The Audit Committee of the Board of Directors has selected KPMG LLP, an independent registered public accounting firm, to audit the books, records and accounts of Cyberonics for the current fiscal year ending April 28, 2006. KPMG LLP audited Cyberonics’ financial statements for the 52 weeks ended April 29, 2005.
      A representative of KPMG LLP is expected to be available at the Annual Meeting to make a statement if such representative desires to do so and to respond to appropriate questions.
      We engaged KPMG LLP to serve as Cyberonics’ independent registered public accounting firm and to audit Cyberonics’ consolidated financial statements for the fiscal years ended April 25, 2003, April 30, 2004 and April 29, 2005. The engagement of KPMG LLP was recommended by the Audit Committee and approved by the Board of Directors of Cyberonics. Our Audit Committee has reviewed and discussed the audited consolidated financial statements included in our annual report on Form 10-K, and has recommended, and the Board has approved their inclusion herein. See “Report of the Audit Committee” included elsewhere herein.
Audit and Other Fees
      Set forth below is the aggregate fees billed to the Company by KPMG LLP, our independent auditor, for each of our last two fiscal years.

	52 Weeks	53 Weeks
	Ended	Ended
	April 29, 2005	April 30, 2004

Audit Fees(1)	$756,000	$231,600
Audit-Related Fees(2)	6,000	54,100
Tax Fees(3)	47,000	164,800
All Other Fees(4)	18,700	11,500

Total	$827,700	$462,000

(1)	Audit Fees are fees Cyberonics paid to KPMG LLP for professional services for the audit of Cyberonics’ consolidated financial statements included in Form 10-K and review of financial statements included in Forms 10-Q, or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.

(2)	Audit-Related Fees are fees billed by KPMG LLP for assurance and related services that are reasonably related to the performance of the audit or review of Cyberonics’ financial statements and employee benefit plans.

(3)	Tax Fees are fees for tax compliance, tax advice, and tax planning.

(4)	All Other Fees are fees billed by KPMG LLP to Cyberonics for any services not included in the first three categories.
      Consistent with our Audit Committee Charter, all services provided by outside accounting firms are pre-approved by our Audit Committee. The Audit Committee has determined that the services provided by KPMG LLP are compatible with maintaining their independence.

Vote Required
      Although stockholder ratification of the selection of KPMG LLP is not required, the Audit Committee and the Board of Directors consider it desirable for the stockholders to vote upon this selection. The affirmative vote of the holders of a majority of the shares entitled to vote at the meeting is required to approve and ratify the Board of Directors’ selection of KPMG LLP. THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” APPROVAL AND RATIFICATION OF SUCH SELECTION.
      In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders.

PROPOSALS FOR THE 2006 ANNUAL MEETING OF STOCKHOLDERS
      In accordance with the requirements set forth in the Exchange Act proposals of our stockholders that are intended to be presented by such stockholders at our 2006 Annual Meeting of Stockholders must be received by us no later than April 27, 2006 in order that they may be included in the proxy statement and proxy card relating to that meeting. If a stockholder intends to submit a proposal at the 2006 Annual Meeting of Stockholders that was not eligible for inclusion in the proxy statement and proxy card, the stockholder must give notice to us in accordance with our Bylaws no later than June 1, 2006.
OTHER MATTERS
      Management does not intend to bring before the meeting any matters other than those set forth herein and has no present knowledge that any other matters will or may be brought before the meeting by others. However, if any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the proxies in accordance with their judgment.

By Order of the Board of Directors,

David S. Wise
Secretary

DETACH HERE
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
CYBERONICS, INC.
ANNUAL MEETING OF STOCKHOLDERS — WEDNESDAY, SEPTEMBER 28, 2005
The undersigned stockholder of Cyberonics, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement for the Annual Meeting of Stockholders, and hereby appoints Robert P. Cummins and Pamela B. Westbrook, and each of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Cyberonics, Inc., to be held on Wednesday, September 28, 2005, at 10:00 a.m., central time, at Cyberonics’ offices located at 100 Cyberonics Boulevard, Houston, Texas, and at any adjournment or adjournments thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.
A majority of such attorneys and substitutes as shall be present and shall act at said meeting or any adjournment or adjournments thereof (or if only one shall be present and act, then that one) shall have and may exercise all of the powers of said attorneys-in-fact hereunder.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

☑	PLEASE MARK VOTES AS IN THIS EXAMPLE.
This proxy will be voted as directed or, if no contrary direction is indicated, will be voted FOR the election of Directors, and as said proxies deem advisable on such other matters as may come before the meeting.
Election of Directors

NOMINEES	(01) Robert P. Cummins,
(02) Stan H. Appel, M.D.
(03) Tony Coelho
(04) Guy C. Jackson
(05) Alan Olsen
(06) Michael J. Strauss, M.D
(07) Reese S. Terry, Jr.

		2	Proposal to ratify the appointment of registered KPMG LLP as the Company’s independent registered public accounting firm for the 2006 fiscal year.
☐ ☐ ☐
FOR AGAINST ABSTAIN

NOMINEES:	(01) Robert P. Cummins, (02) Reese S. Terry, Jr.,		And upon such other matter or matters which may properly come before the meeting or any adjournment thereof.

	(03) Guy C. Jackson, (04) Stanley H. Appel, M.D., (05) Tony Coelho, (06) Michael J. Strauss, M.D., and (07) Alan J. Olsen		MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT
☐
FOR ALL NOMINEES	☐ ☐	WITHHELD FROM ALL NOMINEES	(This proxy should be dated, signed by the stockholder(s) exactly as his or her name appears hereon and returned promptly in the enclosed envelope
Persons signing in a fiduciary capacity should so indicate. If the shares are held by joint tenants or as community property, both should sign.)

☐	____________________________
For all nominees except as noted above

Signature:_______________   Date:_______   Signature:_______________   Date:_______